UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2021

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800
601 Carlson Parkway, Suite 990, Minnetonka, Minnesota
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 17, 2021 Northern Oil and Gas, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cresta Investments, LLC and Cresta Greenwood, LLC (collectively, the “Selling Stockholders”) and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the other several underwriters listed in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), relating to its previously announced public offering of 10,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock” and such offering the “Equity Offering”), which includes 9,500,000 shares of Common Stock being offered by the Company and 500,000 shares of Common Stock being offered by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,500,000 additional shares (the “Option Shares”) of Common Stock from the Company, which option was exercised in full on November 19, 2021.

The Equity Offering, including the sale of the Option Shares, closed on November 22, 2021. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders’ participation in the Offering is driven solely by tax planning purposes and 100% of proceeds received by Selling Stockholders from the Offering will be used for charitable purposes. The Company expects to use the net proceeds from the Equity Offering and, to the extent necessary, cash on hand and/or borrowings under the Company’s revolving credit facility to fund the purchase price for the Company’s recently announced pending acquisition of oil and gas properties, interests and related assets located in the Permian Basin from certain entities affiliated with Veritas Energy, LLC. Pending the use of proceeds as described above, the Company may temporarily apply a portion of the net proceeds from the Equity Offering to repay outstanding borrowings under its revolving credit facility. If the pending acquisition is not consummated, the Company intends to use the net proceeds from the Equity Offering for general corporate purposes, which may include the repayment of outstanding indebtedness.

The Equity Offering was made pursuant to a prospectus supplement, dated November 17, 2021, and filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2021, the base prospectus, dated April 15, 2021, filed as part of the Company’s shelf registration statement (File No. 333-255065) filed with the SEC on April 6, 2021 and declared effective on April 15, 2021, and the base prospectus, dated July 3, 2018, filed as part of the Company’s shelf registration statement (File No. 333-225835) filed with the SEC on June 22, 2018 and declared effective on July 3, 2018.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Kirkland & Ellis LLP has issued an opinion, dated November 22, 2021, regarding certain legal matters with respect to the Equity Offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated November 17, 2021, between Northern Oil and Gas, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed in Schedule I thereto.

5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary